Exhibit 2.04

                         AGREEMENT AND PLAN OF EXCHANGE



THIS AGREEMENT AND PLAN OF EXCHANGE (the "Agreement"), is dated February 8, 2000 and entered into by and between Empire Energy Corporation, a Utah corporation ("Empire") and Omega International, Inc., a Nevada corporation ("Omega").


                                    RECITALS

     WHEREAS, Empire and Omega and their respective Boards of Directors deem it advisable to exchange 560,000 shares of newly issued common stock of Empire for all of the issued and outstanding shares of common stock of Omega, as herein contemplated, pursuant to which exchange Omega will become a wholly-owned subsidiary of Empire;

     WHEREAS, the exchange provided for hereby (the "Exchange") shall be consummated in accordance with the terms and conditions hereof and shall be consummated as of the close of business on the latter of the day on which the duly executed Certificate of Exchange has been duly filed with the Secretary of State of Utah in accordance with Section 11.07 of the Utah Revised Business Corporation Act or the day on which the duly executed Agreement pursuant to
Section 78.485 of the Nevada General Corporation Law has been duly filed with the Secretary of State of Nevada (the "Effective Date"); it being understood that the parties shall endeavor to cause the Effective Date to occur on the same day as the date of the closing of this Agreement (the "Closing Date");

     WHEREAS, Empire will issue and deliver to an exchange agent mutually designated by Empire and Omega (the "Exchange Agent") the shares of common stock of Empire necessary to effect the exchange of the issued and outstanding Omega shares (the "Exchange Shares");

     WHEREAS, Empire and Omega intend that the Exchange shall be recognized as a tax-free reorganization under the provisions of the Internal Revenue Code of 1986, as amended (the "Code");

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the provisions hereinafter contained, Empire and Omega agree as follows:

                                    ARTICLE I
                                    EXCHANGE

Section 1.1. Agreement.
-----------------------

     Empire and Omega agree to effect the Exchange, subject to the terms and conditions hereof.

Section 1.2. Filing of the Agreement and Plan of Exchange.
----------------------------------------------------------

     Subject to the conditions contained in Article V of this Agreement, executed articles of exchange shall be delivered to the Secretary of State of Utah and the Secretary of State of Nevada for filing as soon as practicable following the time when the last of such conditions shall have been fulfilled (or waived in writing in accordance with Section 7.2 hereof) or such earlier or later date as may be mutually agreed to in writing by Empire and Omega.

Section 1.3. The Exchange.
--------------------------

     Upon filing of the articles of exchange with the Secretary of State of Utah and the Secretary of State of Nevada, each outstanding share of Omega shall be deemed to be owned and held by Empire, and each holder of then outstanding Omega share certificates shall be entitled to receive one share of Empire common stock for each share of common stock of Omega previously held, subject to the conditions contained herein


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Omega represents and warrants as follows:

Section 2.1. No Breaches of Statute or Contract; Required Consents.
-------------------------------------------------------------------

     Neither the execution and delivery of this Agreement or the related articles of exchange by Omega nor compliance by Omega with the terms and provisions thereof and of the Plan will: (i) conflict with or result in a breach of any of the provisions of the articles of incorporation, bylaws or other governing instruments of Omega, or any judgment, order, decree, or ruling to which Omega is a party, or any injunction to which it is subject of any court of governmental authority or of any agreement, contract or commitment to which it is a party and which is material to the financial condition of Omega considered as a whole, or (ii) require the affirmative consent or approval of any non-governmental third party (apart from stockholder approval referred to elsewhere herein).

Section 2.2. Authorization of Agreement.
----------------------------------------

     Omega has the corporate power to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and, subject to requisite stockholder approval, the performance of this Agreement by Omega has been duly and validly authorized by the Board of Directors of Omega, and Omega has taken, or will use its best efforts to take prior to the Effective Date, all action required by law, its Articles of Incorporation and bylaws to authorize the execution, delivery and performance of this Agreement, the Plan, and related articles of exchange.

Section 2.3. Further Representations.
-------------------------------------

     (a) Omega is duly organized, validly existing and in good standing as a corporation under the laws of the State of Nevada; has full corporate power to carry on its business as it is now being conducted, and to own and operate the properties and assets it now owns or operates; and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties require such qualification.

     (b) Pursuant to its Articles of Incorporation, Omega is authorized to issue 55,000,000 shares of common stock, $.001 par value, of which a total of 560,000 shares are each validly issued, fully paid and nonassessable. Omega has no other class of stock or convertible securities outstanding. There are no existing options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from Omega shares of capital stock of any class, no outstanding securities of Omega that are convertible into shares of capital stock of Omega of any class, and no options, warrants or rights to purchase from Omega any such convertible securities.

     (c) Omega has heretofore delivered to Empire accurate and complete copies of the balance sheet of Omega at December 31, 1999 (the "Omega 1999 Balance Sheet") and the related statements of income, stockholders' equity and changes in financial position of Omega from inception through December 31, 1999, in each case accompanied by the report thereon of Sartain Fischbein & Co. Such audited balance sheet fairly presents the financial position of Omega at the date thereof and all such audited statements of income, stockholders; equity and changes in financial position present fairly the results of its operations, changes in stockholders; equity and changes in financial position for the periods indicated, in conformity with accounting principles generally accepted in the United States and consistently applied.

     (d) Omega has delivered to Empire the following documents, all of which have been signed for identification by the President of Omega and are dated as of the date hereof: (i) a list of all the liabilities and obligations of Omega as of December 31, 1999 (Schedule "A") ; and (ii) a list of all property and all other assets of Omega as of December 31, 1999 (Schedule "B"). Omega has good and marketable title to all properties and assets, real and personal, described in Schedule "B." All of the properties and assets listed on Schedule "B" are free and clear of all mortgages, pledges, liens, charges, security interests or other encumbrances of any nature whatsoever, except for mortgages, pledges, liens, charges, security interests or other encumbrances as set forth in Schedule "B," liens for current taxes not yet due and payable, and imperfections of title, easements and encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the property or assets subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Omega leases any substantial amount of real or personal property are in good standing, valid and effective in accordance with their respective terms, and under none of these leases is there any existing default, event of default or event that with notice or the lapse of time, or both, would constitute a default and in respect to which Omega has not taken adequate steps to prevent a default from occurring.

     (e) Between December 31, 1999 and the date of this Agreement there has not been any material adverse change in the financial condition or in the operations, business or property of Omega.

     (f) The structures, equipment, computers, and other physical assets of Omega that are necessary to the operation of the business being conducted by it are in good operating condition and repair, subject only to the ordinary wear and tear of the business.

     (g) Neither Omega nor, to the knowledge of its shareholders, any other party have breached any material provision of, or defaulted in any material respect of the terms of any contract or agreement to which Omega is a party which would have a materially adverse effect upon the business or financial condition of Omega.

     (h) Omega will deliver such other lists, descriptions, information, schedules, documents and reports as may reasonably be requested by Empire.

     (i) To the best knowledge of its shareholders, there is no default or claim, purported or alleged default, or statement of facts under which lack of notice or the lapse of time, or both, would constitute a default on any obligation to be performed by Omega under any material lease, contract, plan or other arrangement.

     (j) No suit, action or legal, administrative or arbitration proceeding, which might materially and adversely affect the overall financial condition, business or property of Omega is pending or, to the knowledge of its shareholders, threatened.

     (k) Its shareholders have no knowledge of any tax liability or claim by any taxing authority for due but unpaid taxes, interest or penalties, nor has Omega been advised of any request or demand for audit by any taxing authority.

     (l) Omega owns or possesses, or reasonably believes it can acquire on reasonable terms, adequate patent rights or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by it, and Omega has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, if subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the business, operations, properties, assets or condition, financial or otherwise, of Omega.

     (m) The representations and warranties of its shareholders and Omega shall be as of the date of this Agreement and as of the date of the Effective Date. Any such representation made as of such dates shall survive the Closing Date. All representations and warranties of Omega are based upon knowledge only of its officers and directors and no one else.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE

Empire represents and warrants as follows:

Section 3.1. Accuracy of Information Statement and Exchange Act Filings.
------------------------------------------------------------------------

     The information concerning Empire contained, or incorporated by reference, in the Exchange Act filings of Empire which have been provided to Omega are responsive in all material respects to the requirements of the appropriate forms and related rules and regulations, and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

Section 3.2. Status of Empire Shares.
-------------------------------------

     The Exchange Shares to be issued to the Omega shareholders pursuant to this Agreement and Plan, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable.

Section 3.3. No Breach of Contract; Required Consents.
------------------------------------------------------

     Neither the execution and delivery of this Agreement nor compliance by Empire with the terms of provisions hereof and of the Plan will: (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or bylaws or other governing instruments of Empire, or any judgment, order, decree, or ruling to which Empire is a party, or any injunction to which it is subject of any court or government authority, or of any agreement, contract or commitment to which Empire is a party and which is material to the financial condition or results of operations or conduct of the business of Empire considered as a whole, or (ii) require the affirmative consent or approval of any non-governmental third party.

Section 3.4. Authorization of Agreement.
----------------------------------------

     Empire has the corporate power to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Empire have been duly and validly authorized and approved by the Board of Directors of Empire; and Empire has taken, or will use its best efforts to take prior to the Effective Date, all action required by law, its Articles of Incorporation or bylaws to authorize the execution, delivery and performance of this Agreement and the Plan.

                                   ARTICLE IV
                         CONDUCT AND TRANSACTIONS PRIOR
                                TO EFFECTIVE DATE

Section 4.1. Access; Operation of Business between the date of this Agreement and the Effective Date.
--------------------------------------------------------------------------------

     (a) Access. Omega and Empire each agrees to furnish the other with such financial and operating data and other information with respect to the business and properties of it as the other shall from time to time reasonably request in furtherance of consummating the Exchange; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder. In the event of termination of this Agreement, Omega and Empire will each return to the other all documents and other material obtained from the other in connection with the transactions contemplated hereby, and each shall maintain the confidentiality of such materials.

     (b) Omega and Empire shall continue to conduct their business in conformity with established industry practice in a diligent manner and will use their best efforts to preserve intact their present business organizations and preserve their relationships with persons having business dealings with them.

     (c) No Mergers. Omega and Empire will not merge or consolidate with any other corporation, or acquire any stock or, except in the ordinary course of business, any business, property or assets of any other person, firm, association, corporation or other business organization.

     (d) No Securities Issuances. Omega and Empire will not issue any shares of any class of their capital stock, or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such shares, and will not create or issue any securities convertible into any such shares or convertible into securities in turn so convertible or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such convertible securities. Provided, however, that Empire may issue additional shares of common stock to the extent currently issued and outstanding stock option, conversion or similar rights to purchases common stock of Empire are exercised by the holders thereof in accordance with the terms and conditions contained therein.

Section 4.2. Preparation of Information Statement.
--------------------------------------------------

     Both Omega and Empire acknowledge that they will participate in the preparation of an information statement or similar document to be sent to the shareholders of Omega relating to the disclosure of the Exchange and the opportunity to exercise dissenter's rights.

Section 4.3  Stockholder Approval of Omega.
-------------------------------------------

     Omega acknowledges and represents that the execution of consent minutes which approve and ratify this Agreement shall constitute all necessary shareholder approval of the transaction contemplated hereby as is necessary under Nevada law. By executing such consent minutes, the shareholders of Omega further acknowledge and represent that the shares of Empire he or his assigns may acquire as a result of the Exchange contemplated herein are being acquired for investment purposes only and not with a view toward their redistribution or re-offering. All stock certificates representing shares of Empire issued to the shareholders of Omega shall be endorsed with the following restrictive legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act.

                                    ARTICLE V
                  CONDITIONS TO OBLIGATIONS OF EMPIRE AND OMEGA

Section  5.1. General Conditions.
---------------------------------

     The obligations of the parties hereto to effect the Exchange shall be subject to the following conditions:

     (a) No Governmental Proceedings. No governmental action or proceeding shall have been instituted or be threatened at the Closing Date by or before a court or other governmental body, agency or authority to restrain or prohibit the transactions contemplated by this Agreement.

     (b) No Litigation. There shall be no litigation pending at the Closing Date challenging the authority of either Empire or Omega or the officers or directors of either to enter into this Agreement or seeking to restrain or prohibit the transactions contemplated hereby, which the Board of Directors of either Empire or Omega shall reasonably believe to present a substantial risk either of restraining or prohibiting such transactions or of resulting in the award of material damages or other relief.

     (c) Statutory Requirements and Approvals. All statutory requirements for the valid consummation by Omega and Empire of the transactions contemplated by this Agreement and the Plan shall have been fulfilled; no approvals of the transactions contemplated by this Agreement shall be required from any federal or state governmental agency or authorities.

Section 5.2. Conditions of Obligation of Empire.
------------------------------------------------

     The obligation of Empire to effect the Exchange shall be subject to the following conditions:

     (a) Representations and Warranties of Omega to be True. The representations and warranties of Omega herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; Omega shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Omega shall have delivered to Empire a certificate of Omega in form and substance satisfactory to Empire, dated the Closing Date and signed by its President or Vice President to all such effects.

     (b) Auditors Letters. Sartain Fischbein & Co. shall have delivered to Empire a letter dated the date of the Form 8-K report to be filed by Empire in connection with the Exchange and the Closing Date, each to the effect that: (i) he is an independent accountant within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder; (ii) in his opinion, the financial statements of Omega examined by him and included in the Form 8-K filed by Empire in connection with the Exchange comply as to form and content with the applicable accounting requirements of Regulation SX promulgated under the Securities Act of 1933; and (iii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of:

          (1) reading the minutes of meetings of the Board of Directors of Omega since inception as set forth in the minute books through a specified date not more than five business days prior to the delivery of such letter;

          (2) making inquiries of certain officials of Omega who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below.

     (c) Exercise of Dissenter's Rights. Holders of no more than one percent of the issued and outstanding shares of Omega shall have given notice of their intention to receive payment in cash pursuant to their dissenter's rights. In the event that more than one percent of the issued and outstanding shares give such notice, Empire may waive the condition and proceed with the Exchange.

Section 5.3. Conditions of Obligation of Omega.
-----------------------------------------------

     The obligations of Omega to effect the Exchange shall be subject to the following conditions:

     (a) Representations and Warranties of Empire to be True. The representations and warranties of Empire herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; Empire shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date; and Empire shall have delivered to Omega a certificate of Empire in form and substance satisfactory to Omega, dated the Closing Date and signed by its President and its principal financial officer, to all such effects.

                                   ARTICLE VI
                                 INDEMNIFICATION

Section 6.1. Continuation of Representations and Warranties.
------------------------------------------------------------

     Empire and Omega agree that the representations, warranties and covenants of Empire and Omega contained herein or in any instrument or certificate delivered hereunder shall survive the Effective Date of the Exchange, regardless of any investigation or inquiry by or on behalf of Empire and Omega.

Section 6.2. Indemnification by Omega.
--------------------------------------

     Omega agrees to indemnify and hold harmless Empire and each person, if any, who controls Empire within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, claims, damages and expenses (including interest, expenses of litigation and attorney's fees) arising out of or as a result of any inaccuracy or breach of any of the representations, warranties and covenants of Omega contained in this Agreement and contained in any instrument, schedule or certificate delivered to Empire pursuant to this Agreement, or the defense or settlement of any claim asserted against Empire challenging any such representation, warranty and covenant, or the failure or default of Omega to perform or observe any covenant or condition under this Agreement.

Section 6.3. Indemnification by Empire.
---------------------------------------

     Empire agrees to indemnify and hold harmless Omega and each person, if any, who controls Omega against any and all losses, liabilities, claims, damages and expenses (including interest, expenses of litigation and attorneys' fees) arising out of or as a result of any inaccuracy or breach of any of the representations, warranties and covenants of Empire contained in this Agreement and contained in any instrument or certificate, delivered to Omega pursuant to this Agreement, or the defense or settlement of any claim asserted against Omega challenging any such representation, warranty and covenant, or the failure or default of Empire to perform or observe any covenant or condition under this Agreement.

Section 6.4. Notice.
--------------------

     Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this Agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                   ARTICLE VII
                      MODIFICATION, WAIVERS AND ABANDONMENT

Section 7.1. Modification.
--------------------------

     Omega and Empire may, by mutual consent of the respective Board of Directors, amend, modify or supplement this Agreement in such manner as may be mutually agreed upon in a writing executed by Omega and Empire at any time before or after action thereon by the stockholders of Omega and Empire; provided, however, that no such amendment, modification or supplement shall affect the rights of the stockholders of Omega or Empire in a manner which is materially adverse to such stockholders in the judgment of the Board of Directors of Omega and Empire, respectively.

Section 7.2. Waivers.
---------------------

     Each of Omega and Empire may, pursuant to action by its respective Board of Directors, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained herein; provided, however, that no such waiver or extension shall affect the rights of the stockholders of Omega or Empire in a manner which would be materially adverse to such stockholders.

Section 7.3. Abandonment.
-------------------------

     The Exchange may be abandoned before the Closing Date of the Exchange without liability on the part of any party hereto exercising such right of abandonment or restriction on the future activities of either party hereto:

     (a) Mutual Consent. By the mutual consent of the Boards of Directors of Empire and Omega evidenced by a writing executed by Empire and Omega or;

     (b) Lapse of Time. By the Board of Directors of Empire or Omega if the Effective Date has not occurred on or prior to February 29, 2000; provided, however, that such date shall be extended for up to twenty-five (25) days in the event an order restraining or prohibiting the Exchange has been issued by any public authority or court.

     The power of abandonment provided for by this Section 7.3 may be exercised by Empire or Omega only by their respective Boards of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chairman of the Board or President, shall have been given to the other. If the Exchange shall be abandoned, no articles of exchange or certificates relating to the Exchange shall be filed by the officers of any such party in the States of Nevada and Utah. Abandonment shall not affect any rights theretofore accruing hereunder.

                                  ARTICLE VIII
                               ADDITIONAL MATTERS

Section 8.1. Management.
------------------------

     The parties agree that Empire and Omega shall continue to have the same management after the contemplated Exchange that Empire and Omega had prior to the Exchange.

Section 8.2. Closing.
---------------------

     The Closing of the Exchange contemplated by this Agreement shall take place at such time and place as may be convenient to all the parties but in no event later than February 29, 2000. At the Closing Omega and Empire shall deliver and exchange the certificates specified in Sections 5.2(a) and 5.3(a) of this Agreement.

Section 8.3. Notices.
---------------------

     All notices, requests, demands and other communications which are required of permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed by registered or certified mail, postage pre-paid, as follows:

         If to Empire to:
              c/o Norman L. Peterson
              11011 King Street, Suite 260B
              Overland Park, Kansas 66210

         If to Omega to:
              c/o James R. Smith
              1236 East Frontier Lane
              Olathe, Kansas 66062

Section 8.4. Governing Law.
---------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Section 8.5. Entire Agreement.
------------------------------

     This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relation to the subject matter hereof.

Section 8.6. No Implied Rights or Remedies.
-------------------------------------------

Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than Empire and Omega and their stockholders, any rights or remedies under or by reason of this Agreement.

Section 8.7. Headings.
----------------------

     The headings in this Agreement are inserted for convenience of reference only and shall not be part of, or control or affect the meaning of, this Agreement.

Section 8.8. Counterparts.
--------------------------

     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers there unto duly authorized, all as of the day and year first above written. This Agreement is to be given full force and effect from and after November 9, 1999.


Empire Energy Corporation                     Omega International, Inc.
a Utah corporation                            a Nevada corporation


By:   /s/  Norman L. Peterson                 By:  /s/ James R. Smith
      -----------------------------                -----------------------------
      Norman L. Peterson, President                James R. Smith, President